UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 2, 2009

Regency Affiliates, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-7949	72-0888772
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

610 N.E. Jensen Beach, Florida		34957
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (772) 334-8181

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

ITEM 8.01.   OTHER EVENTS

On October 2, 2009, the registrant issued notices of redemption to the holders of its outstanding shares of 7% Cumulative Contingent Convertible, Junior Preferred Stock, $10, Series D, $0.10 par value (the “Series D Preferred Stock”), with an effective redemption date of October 19, 2009.  From and after the redemption effective date, the Series D Preferred Stock will no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the registrant shall cease (other than the right to receive the redemption price from the registrant).  The redemption price of $10 per share, or $256,940 in the aggregate, will be paid upon presentation and surrender by Series D Preferred Stock holders of their Series D Preferred Stock certificates in the manner provided in the notice of redemption.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENCY AFFILIATES, INC.

By:	/s/ Laurence S. Levy
Name:	Laurence S. Levy
Title:	President

Date:  October 6, 2009